As filed with the Securities and Exchange Commission on April 24, 2015

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LINCOLN ELECTRIC HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Ohio	34-1860551
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

22801 St. Clair Avenue

Cleveland, Ohio 44117-1199

(Address of Principal Executive Offices Including Zip Code)

The Lincoln Electric Company Employee Savings Plan

(As Amended and Restated Effective January 1, 2010), as amended

(Full Title of the Plan)

Frederick G. Stueber, Esq.

Executive Vice President, General Counsel and Secretary

Lincoln Electric Holdings, Inc.

22801 St. Clair Avenue

Cleveland, Ohio 44117-1199

(Name and Address of Agent For Service)

(216) 481-8100

(Telephone Number, including Area Code, of Agent For Service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Shares, Without Par Value	$300,000,000	100%	$300,000,000	$34,860

(1)	Pursuant to Rule 416(c) of the Securities Act of 1933 (“Securities Act”), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to The Lincoln Electric Company Employee Savings Plan (As Amended and Restated Effective January 1, 2010), as amended (the “Plan”). Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers such additional Common Shares, without par value (the “Common Shares”), as may become issuable pursuant to the anti-dilution provisions of the Plan.
(2)	Estimated solely for calculating the amount of the registration fee.

The Registrant hereby files this Registration Statement on Form S-8 to register an additional $300,000,000 of Common Shares under the Plan for which previously filed registration statements on Form S-8 relating to the Plan are effective. Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference contents of the Registration Statement on Form S-8 (Registration No. No. 33-64187) filed by The Lincoln Electric Company (predecessor to the Registrant) with the Securities and Exchange Commission (“SEC”) on November 13, 1995, as amended by Post-Effective Amendment No. 1 filed by the Registrant with the SEC on June 30, 1998, the Registration Statement on Form S-8 (Registration No. 333-107114) filed by the Registrant with the SEC on July 17, 2003 and the Registration Statement on Form S-8 (Registration No. 333-132036) filed by the Registrant with the SEC on February 24, 2006, including all attachments and exhibits thereto, except to the extent supplemented, amended or superseded by the information set forth herein or therein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

4.1	Amended and Restated Articles of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on September 27, 2011, SEC File No. 0-1402, and incorporated herein by reference and made a part hereof)

4.2	Amended and Restated Code of Regulations of the Registrant (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on April 29, 2014, SEC File No. 0-1402, and incorporated herein by reference and made a part hereof)

4.3	The Lincoln Electric Company Employee Savings Plan (As Amended and Restated as of January 1, 2010) (“2010 Amended and Restated Plan”)

4.4	Amendment No. 1 to the 2010 Amended and Restated Plan

4.5	Amendment No. 2 to the 2010 Amended and Restated Plan

4.6	Amendment No. 3 to the 2010 Amended and Restated Plan

4.7	Amendment No. 4 to the 2010 Amended and Restated Plan

4.8	Amendment No. 5 to the 2010 Amended and Restated Plan

4.9	Amendment No. 6 to the 2010 Amended and Restated Plan

4.10	Amendment No. 7 to the 2010 Amended and Restated Plan

4.11	Amendment No. 8 to the 2010 Amended and Restated Plan

5.1

Internal Revenue Service Determination Letter dated January 29, 2014 relating to the 2010 Amended and Restated Plan and Amendment Nos. 1, 2, 3 and 4 to the 2010 Amended and Restated Plan and prior amendments now incorporated into the 2010 Amended and Restated Plan

Registrant undertakes to submit Amendment No. 5 and any subsequent amendments thereto to the Internal Revenue Service (“IRS”) in a timely manner and will make all changes required by the IRS in order to maintain the qualified status of the 2010 Amended and Restated Plan.

23.1	Consent of Independent Registered Public Accounting Firm

24.1	Powers of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cleveland, State of Ohio, on April 24, 2015.

LINCOLN ELECTRIC HOLDINGS, INC.

By:	/s/ Frederick G. Stueber
Frederick G. Stueber
Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on April 24, 2015.

Signature	Title

* Christopher L. Mapes	Chairman, President and Chief Executive Officer (principal executive officer)

* Vincent K. Petrella	Executive Vice President, Chief Financial Officer and Treasurer (principal financial and accounting officer)

* Curtis E. Espeland	Director

* David H. Gunning	Director

* Stephen G. Hanks	Director

* G. Russell Lincoln	Director

* Kathryn Jo Lincoln	Director

* William E. MacDonald, III	Director

* Phillip J. Mason	Director

* Hellene S. Runtagh	Director

* George H. Walls, Jr.	Director

*	Frederick G. Stueber, the undersigned attorney-in-fact, by signing his name hereto, does hereby sign and execute this Registration Statement on behalf of the above indicated officers and directors thereof (constituting a majority of the directors) pursuant to a power of attorney filed with the Securities and Exchange Commission.

April 24, 2015	By:	/s/ Frederick G. Stueber
Frederick G. Stueber, Attorney-in-Fact

Pursuant to the requirements of the Securities Act, The Lincoln Electric Company Employee Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cleveland, State of Ohio, on April 24, 2015.

THE LINCOLN ELECTRIC COMPANY EMPLOYEE SAVINGS PLAN (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2010), AS AMENDED

By:	Lincoln Electric Holdings, Inc.,
Plan Administrator

	By:	/s/ Frederick G. Stueber
Frederick G. Stueber,
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

4.1	Amended and Restated Articles of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on September 27, 2011, SEC File No. 0-1402, and incorporated herein by reference and made a part hereof)

4.2	Amended and Restated Code of Regulations of the Registrant (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on April 29, 2014, SEC File No. 0-1402, and incorporated herein by reference and made a part hereof)

4.3	The Lincoln Electric Company Employee Savings Plan (As Amended and Restated Effective January 1, 2010) (“2010 Amended and Restated Plan”)

4.4	Amendment No. 1 to the 2010 Amended and Restated Plan

4.5	Amendment No. 2 to the 2010 Amended and Restated Plan

4.6	Amendment No. 3 to the 2010 Amended and Restated Plan

4.7	Amendment No. 4 to the 2010 Amended and Restated Plan

4.8	Amendment No. 5 to the 2010 Amended and Restated Plan

4.9	Amendment No. 6 to the 2010 Amended and Restated Plan

4.10	Amendment No. 7 to the 2010 Amended and Restated Plan

4.11	Amendment No. 8 to the 2010 Amended and Restated Plan

5.1

Internal Revenue Service Determination Letter dated January 29, 2014 relating to the 2010 Amended and Restated Plan and Amendment Nos. 1, 2, 3 and 4 to the 2010 Amended and Restated Plan and prior amendments now incorporated into the 2010 Amended and Restated Plan

Registrant undertakes to submit Amendment No. 5 and any subsequent amendments thereto to the Internal Revenue Service (“IRS”) in a timely manner and will make all changes required by the IRS in order to maintain the qualified status of the 2010 Amended and Restated Plan.

23.1	Consent of Independent Registered Public Accounting Firm

24.1	Powers of Attorney